Exhibit 3.1

AMENDED ARTICLES OF INCORPORATION
OF
FIFTH THIRD BANCORP

FIRST: The name of the corporation shall be FIFTH THIRD BANCORP.

SECOND: The place in the State of Ohio where the principal office of the corporation is to be located is the City of Cincinnati, County of Hamilton.

THIRD: The purpose for which the corporation is formed is to engage in any and/or all lawful acts or activities for which corporations may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code, as amended.

FOURTH: (A) The total authorized number of shares of the corporation is Two Billion One Million (2,001,000,000) shares, which shall be classified as follows:

1.Two Billion (2,000,000,000) shares of common stock, without par value. Each share of common stock shall entitle the holder thereof to one (1) vote on each matter properly submitted to the stockholders for their vote, consent, waiver, release or other action.

2.Five Hundred Thousand (500,000) shares of preferred stock, without par value.

a. 5.10 % Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H. Twenty Four Thousand (24,000) shares of the preferred stock of the corporation shall be designated “5.10 % Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H.” Each of the Twenty Four Thousand (24,000) shares of the 5.10% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H, no par value, shall have a liquidation preference of $25,000 per share, and $600,000,000 in the aggregate, and shall have the rights, preferences and entitlements that follow:
1.Designation. The shares of such series shall be designated as “5.10 % Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H” (the “Series H Preferred Stock”).
2.Dividends.
i.Dividends on shares of Series H Preferred Stock will not be mandatory. Holders of the Series H Preferred Stock, in preference to the holders of the corporation’s common stock and of any other shares of the corporation’s stock ranking junior to the Series H Preferred Stock as to payment of dividends, will be entitled to receive, only as and if declared by the Board of Directors, out of funds legally available for payment, cash dividends. Commencing on the original issuance date of the Series H Preferred Stock (the “Original Issuance Date”)

through, but excluding June 30, 2023 (the “Fixed Rate Period”), dividends on the Series H Preferred Stock will accrue, on a non-cumulative basis, at an annual rate of 5.10%. Commencing on June 30, 2023 and continuing for so long as any shares of the Series H Preferred Stock remain outstanding (the “Floating Rate Period”), dividends on the Series H Preferred Stock will accrue, on a non-cumulative basis, at an annual rate equal to three-month LIBOR, reset quarterly, plus 3.033%. For the Fixed Rate Period, dividends on the liquidation preference of $25,000 per share of Series H Preferred Stock will be payable, when, as and if declared by the Board of Directors, semi-annually in arrears on each June 30 and December 31 beginning on December 31, 2013 to and including June 30, 2023 (each such date a “Fixed Rate Dividend Payment Date”). For the Floating Rate Period, dividends on the liquidation preference of $25,000 per share of Series H Preferred Stock will be payable, when as and if declared by the Board of Directors, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year beginning on September 30, 2023 (each such date a “Floating Rate Dividend Payment Date” and each Floating Rate Payment Date and each Fixed Rate Payment Date, together referred to as a “Dividend Payment Date”). Each Dividend Payment Date shall relate to the immediately preceding Dividend Payment Period. A “Dividend Payment Period” means each period commencing on, and including, a Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date, except that the first Dividend Payment Period shall commence on, and include, the Original Issuance Date of the Series H Preferred Stock and end on, but exclude, December 31, 2013. Declared dividends, if any, will be paid to holders of record of Series H Preferred Stock on the respective date fixed for that purpose by the Board of Directors in advance of payment of each particular dividend (a “Record Date”). If any Dividend Payment Date or any date fixed for payment upon redemption is not a Business Day, then such payment shall be payable on the next succeeding Business Day without any increase in the amount payable as a result of such postponement.
For the Fixed Rate Period, the dividend payable on the Series H Preferred Stock for any Dividend Payment Period will be computed on the basis of a 360-day year of twelve 30-day months.

For the Floating Rate Period, the dividend accrued for each day (the “Daily Dividend Amount”) will be calculated by dividing the dividend rate in effect for such day by 360 and multiplying the result by the aggregate liquidation preference of the Series H Preferred Stock. The dividend to be paid, when, as and if declared by the Board of Directors, on the Series H Preferred Stock for each quarterly Dividend Payment Period will be calculated by adding the Daily Dividend Amounts for each day in such quarterly Dividend Payment Period. All percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.765435% (or .08765435) being rounded to 8.76544% or .0876544)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

A “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York and Cincinnati, Ohio are permitted or required by any applicable law to close.

“Three-month LIBOR” means, with respect to any quarterly Dividend Payment Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for such three-month period commencing on the first day of that quarterly Dividend Payment Period that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR determination date for that quarterly Dividend Payment Period. If such rate does not appear on Reuters Screen LIBOR01 Page, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for such three-month period commencing on the first day of that quarterly Dividend Payment Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with the corporation), at approximately 11:00 a.m., London time, on the LIBOR determination date for that quarterly Dividend Payment Period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that quarterly Dividend Payment Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that quarterly Dividend Payment Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the LIBOR determination date for that quarterly Dividend Payment Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that quarterly Dividend Payment Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that quarterly Dividend Payment Period will be the same as three-month LIBOR as determined for the immediately preceding Dividend Payment Period. The establishment of three-month LIBOR for each quarterly Dividend Payment Period by the calculation agent shall (in the absence of manifest error) be final and binding.

“Calculation agent” means Wilmington Trust, National Association, or any other firm appointed by the corporation, acting as calculation agent. Upon request of the holder of any shares of Series H Preferred Stock, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective for the next quarterly Dividend Payment Period for the Series H Preferred Stock.

“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant quarterly Dividend Payment Period.

“Reuters Screen LIBOR01 Page” means the display designated on the Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

ii.Dividends on shares of Series H Preferred Stock will not be cumulative. Accordingly, if the Board of Directors does not declare a dividend on the Series H Preferred

Stock payable in respect of any Dividend Payment Period before the related Dividend Payment Date, such dividend will not accrue and the corporation will have no obligation to pay a dividend for that Dividend Payment Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series H Preferred Stock are declared for any future Dividend Payment Period.
3.Ranking.
i.The Series H Preferred Stock will rank (a) senior to the corporation’s common stock and all other equity securities that the corporation may issue in the future designated as ranking junior to the Series H Preferred Stock; (b) equally with our outstanding Series G Preferred Stock; and (c) equally with any other shares of preferred stock, and with all other equity securities that the corporation may issue in the future the terms of which provide that such preferred stock or other equity securities shall rank on a parity with the Series H Preferred Stock, in each case with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of the corporation.

ii.The corporation will not issue any series of preferred stock in the future that ranks senior to the Series H Preferred Stock, but the corporation may issue additional series ranking junior to or on a parity with the Series H Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding up of the corporation. The corporation’s common stock and any preferred stock or other equity securities designated as ranking junior to the Series H Preferred Stock are referred to herein as “junior stock.”
iii.So long as any shares of Series H Preferred Stock remain outstanding, unless the full dividends for the then-current Dividend Payment Period on all outstanding shares of Series H Preferred Stock have been paid, or declared and funds set aside therefor, on any day in the immediately succeeding Dividend Payment Period: (a) no dividend whatsoever shall be declared on any junior stock, other than a dividend payable solely in junior stock; and (b) the corporation and its subsidiaries may not purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will the corporation pay to or make available any monies for a sinking fund for the redemption of any junior stock.
iv.On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Series H Preferred Stock and any shares of any class or series or any securities convertible into shares of any class or series of other equity securities designated as ranking on a parity with the Series H Preferred Stock as to payment of dividends (“Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series H Preferred Stock and the Dividend Parity Stock shall be shared: (a) first ratably by the holders of any shares of such other series of Dividend Parity Stock who have the right to receive dividends with respect to Dividend Payment Periods prior to the then-current Dividend Payment Period, in proportion to their respective amounts of the undeclared and unpaid dividends relating to prior Dividend Payment Periods; and (b) thereafter by the holders of the shares of Series H Preferred Stock and the Dividend Parity Stock on a pro rata basis.
v.The corporation will not issue any new series of preferred stock having dividend payment dates that are not a March 31, June 30, September 30 or December 31 (or the next business day, if applicable).
4.Conversion. The Series H Preferred Stock are not convertible into shares of any other class or series of the corporation’s capital stock or any other security.
5.Redemption.
i.Subject to receiving all required regulatory approvals (including prior approval by the Federal Reserve, if required), the Series H Preferred Stock may be redeemed at the option of the corporation, in whole or in part, at any time, or from time to time on or after June 30, 2023 at a redemption price equal to $25,000 per share, plus an amount equal to any declared but unpaid dividends, without accumulation of any undeclared dividends. At any time after the corporation’s good faith determination that an event has occurred that would constitute a “regulatory capital event,” the corporation may at its option, subject to receiving all required regulatory approvals (including prior approval by the Federal Reserve, if required), provide notice of its intent to redeem the Series H Preferred Stock in accordance with the procedures described below, and subsequently redeem in whole, but not in part, prior to June 30, 2023, the shares of Series H Preferred Stock at the time outstanding at a redemption price equal to $25,000 per share, plus an amount equal to any declared but unpaid dividends, without accumulation of any undeclared dividends.
A “regulatory capital event” means the corporation’s reasonable determination that as a result of any: amendment to, clarification of, or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision of the United States that is enacted or becomes effective on or after the Original Issuance Date; proposed change in the laws or regulations of the United States or any political subdivision of the United States that is announced or becomes effective on or after the Original Issuance Date; or official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations of the United States or any political subdivision of the United States that is announced on or after the Original Issuance Date, there is more than an insubstantial risk that the corporation will not be entitled to treat the full liquidation preference amount of all shares of Series H Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series H Preferred Stock is outstanding.

ii.Holders of Series H Preferred Stock do not have any right to require redemption of the Series H Preferred Stock.

iii.The corporation will mail notice of every redemption of the Series H Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Series H Preferred Stock to be redeemed at their respective last addresses appearing on the corporation’s books. The corporation may redeem the Series H Preferred Stock upon not less than 30 and not more than 60 days’ notice, which notice will be irrevocable, at a price of 100% of the liquidation preference of the redeemed Series H Preferred Stock, plus declared but unpaid dividends, if any, to, but excluding, the redemption date. Each notice shall state: (a) the redemption date; (b) the aggregate number of shares of Series H Preferred Stock to be redeemed, and if less than all shares of Series H Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (c) the redemption price; and (d) the place or places where the Series H Preferred Stock is to be redeemed.

iv.If notice of redemption of any shares of Series H Preferred Stock has been duly given and if the funds necessary for such redemption have been irrevocably set aside by us for the benefit of the holders of the shares of Series H Preferred Stock so called for redemption, then, on and after the redemption date, dividends will not accrue on such shares of Series H Preferred Stock, such shares of Series H Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. In case of any redemption of only part of the shares of Series H Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the corporation may determine to be fair and equitable.
6.Status of Reacquired Shares. Shares of Series H Preferred Stock that are redeemed, repurchased or otherwise acquired by the corporation shall not be reissued as shares of Series H Preferred Stock but shall revert to authorized but unissued shares of Preferred Stock and may be reissued as shares of a different series of Preferred Stock in any future designation by the Board of Directors.
7.Liquidation Rights.
i.In the event that the corporation voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of Series H Preferred Stock will be entitled to receive an amount per share referred to as the “Total Liquidation Amount,” equal to the fixed liquidation preference of $25,000 per share, plus any declared and unpaid dividends including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Payment Period to the date of liquidation, without regard to any undeclared dividends. Holders of the Series H Preferred Stock will be entitled to receive the Total Liquidation Amount out of the corporation’s assets that are available for distribution to shareholders of the corporation’s capital stock ranking on a parity on liquidation to the Series H Preferred Stock, after payment or provision for payment of the corporation’s debts and other liabilities, but before any distribution of assets is made to holders of the corporation’s common stock or any other shares ranking, as to that distribution, junior to the Series H Preferred Stock.
ii.If the corporation’s assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series H Preferred Stock and all holders of any shares of the corporation’s stock ranking as to any such distribution on a parity with the Series H Preferred Stock, the amounts paid to the holders of Series H Preferred Stock and to holders of such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount and the aggregate liquidation amount of any such outstanding shares of parity stock.
iii.If the Total Liquidation Amount per share of Series H Preferred Stock has been paid in full to all holders of Series H Preferred Stock and the liquidation preference of any other shares ranking on a parity with the Series H Preferred Stock has been paid in full, the holders of the corporation’s common stock or any other shares ranking, as to such distribution, junior to the Series H Preferred Stock will be entitled to receive all of the corporation’s remaining assets according to their respective rights and preferences.
iv.For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer for cash, shares of stock, securities or other consideration, of all or substantially all of the corporation’s property and assets, nor the consolidation or merger by the corporation with or into any other corporation or by another corporation with or into the corporation, will constitute a liquidation, dissolution or winding-up of the corporation’s affairs.
8.Voting Rights.
Except as required by Ohio law, holders of the Series H Preferred Stock will not have any voting rights and will not be entitled to elect any directors. In situations in which Ohio law requires mandatory voting rights for a class of shares, the corporation will, unless prohibited by Ohio law, treat each series of the corporation’s preferred stock, including the Series H Preferred Stock, as a separate class for voting purposes.

9.Mergers and Consolidations.
The corporation will not effect any merger or consolidation of the corporation with or into any entity other than a corporation, or any merger or consolidation of the corporation with or into any other corporation unless (a) the Series H Preferred Stock remains issued and outstanding following the transaction, (b) holders of Series H Preferred Stock are issued a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having substantially identical voting powers, preferences and special rights, or (c) such merger is approved by a class vote of the holders of Series H Preferred Stock pursuant to the mandatory voting rights provided by Ohio law and as set forth in Section 8 above.

10.Preemptive or Subscription Rights. The holders of the Series H Preferred Stock shall not have any preemptive or subscription rights.
11.Form. The Series H Preferred Stock will be issued only in fully registered form.
b. 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I. Eighteen Thousand (18,000) shares of the preferred stock of the Corporation shall be designated “6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I.” Each of the Eighteen Thousand (18,000) shares of the 6.625% Fixed-to-Floating Rate Non-

Cumulative Perpetual Preferred Stock, Series I, no par value, shall have a liquidation preference of $25,000 per share, and $450,000,000 in the aggregate, and shall have the rights, preferences and entitlements that follow:
1.Designation. The shares of such series shall be designated as “6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I” (the “Series I Preferred Stock”).
2.Dividends.
i.Dividends on shares of Series I Preferred Stock will not be mandatory. Holders of the Series I Preferred Stock, in preference to the holders of the corporation’s common stock and of any other shares of the corporation’s stock ranking junior to the Series I Preferred Stock as to payment of dividends, will be entitled to receive, only as and if declared by the Board of Directors, out of funds legally available for payment, cash dividends. Commencing on the original issuance date of the Series I Preferred Stock (the “Original Issuance Date”) through, but excluding December 31, 2023 (the “Fixed Rate Period”), dividends on the Series I Preferred Stock will accrue, on a non-cumulative basis, at an annual rate of 6.625%. Commencing on December 31, 2023 and continuing for so long as any shares of the Series I Preferred Stock remain outstanding (the “Floating Rate Period”), dividends on the Series I Preferred Stock will accrue, on a non-cumulative basis, at an annual rate equal to three-month LIBOR, reset quarterly, plus 3.71%. For the Fixed Rate Period, dividends on the liquidation preference of $25,000 per share of Series I Preferred Stock will be payable, when, as and if declared by the Board of Directors, quarterly in arrears on each March 31, June 30, September 30 and December 31 beginning on March 31, 2014 to and including December 31, 2023 (each such date a “Fixed Rate Dividend Payment Date”). For the Floating Rate Period, dividends on the liquidation preference of $25,000 per share of Series I Preferred Stock will be payable, when as and if declared by the Board of Directors, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year beginning on March 31, 2024 (each such date a “Floating Rate Dividend Payment Date” and each Floating Rate Payment Date and each Fixed Rate Payment Date, together referred to as a “Dividend Payment Date”). Each Dividend Payment Date shall relate to the immediately preceding Dividend Payment Period. A “Dividend Payment Period” means each period commencing on, and including, a Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date, except that the first Dividend Payment Period shall commence on, and include, the Original Issuance Date of the Series I Preferred Stock and end on, but exclude, March 31, 2014. Declared dividends, if any, will be paid to holders of record of Series I Preferred Stock on the respective date fixed for that purpose by the Board of Directors in advance of payment of each particular dividend (a “Record Date”). If any Dividend Payment Date or any date fixed for payment upon redemption is not a Business Day, then such payment shall be payable on the next succeeding Business Day without any increase in the amount payable as a result of such postponement.
For the Fixed Rate Period, the dividend payable on the Series I Preferred Stock for any Dividend Payment Period will be computed on the basis of a 360-day year of twelve 30-day months.

For the Floating Rate Period, the dividend accrued for each day (the “Daily Dividend Amount”) will be calculated by dividing the dividend rate in effect for such day by 360 and multiplying the result by the aggregate liquidation preference of the Series I Preferred Stock. The dividend to be paid, when, as and if declared by the Board of Directors, on the Series I Preferred Stock for each quarterly Dividend Payment Period will be calculated by adding the Daily Dividend Amounts for each day in such quarterly Dividend Payment Period.

All percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.765435% (or .08765435) being rounded to 8.76544% or .0876544)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

A “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York and Cincinnati, Ohio are permitted or required by any applicable law to close.

“Three-month LIBOR” means, with respect to any quarterly Dividend Payment Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for such three-month period commencing on the first day of that quarterly Dividend Payment Period that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR determination date for that quarterly Dividend Payment Period. If such rate does not appear on Reuters Screen LIBOR01 Page, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for such three-month period commencing on the first day of that quarterly Dividend Payment Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with the corporation), at approximately 11:00 a.m., London time, on the LIBOR determination date for that quarterly Dividend Payment Period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that quarterly Dividend Payment Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that quarterly Dividend Payment Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the LIBOR determination date for that quarterly Dividend Payment Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that quarterly Dividend Payment Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that quarterly Dividend Payment Period will be the same as three-month LIBOR as determined for the immediately preceding Dividend Payment Period. The establishment of three-month LIBOR for each quarterly Dividend Payment Period by the calculation agent shall (in the absence of manifest error) be final and binding.

“Calculation agent” means Wilmington Trust, National Association, or any other firm appointed by Fifth Third, acting as calculation agent. Upon request of the holder of any shares of Series I Preferred Stock, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective for the next quarterly Dividend Payment Period for the Series I Preferred Stock.

“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant quarterly Dividend Payment Period.

“Reuters Screen LIBOR01 Page” means the display designated on the Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

ii.Dividends on shares of Series I Preferred Stock will not be cumulative. Accordingly, if the Board of Directors does not declare a dividend on the Series I Preferred Stock payable in respect of any Dividend Payment Period before the related Dividend Payment Date, such dividend will not accrue and the corporation will have no obligation to pay a dividend for that Dividend Payment Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series I Preferred Stock are declared for any future Dividend Payment Period.
3.Ranking.
i.The Series I Preferred Stock will rank (a) senior to the corporation’s common stock and all other equity securities that the corporation may issue in the future designated as ranking junior to the Series I Preferred Stock; (b) equally with our outstanding Series H Preferred Stock; and (c) equally with any other shares of preferred stock, and with all other equity securities that the corporation may issue in the future the terms of which provide that such preferred stock or other equity securities shall rank on a parity with the Series I Preferred Stock, in each case with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of the corporation.
ii.The corporation will not issue any series of preferred stock in the future that ranks senior to the Series I Preferred Stock, but the corporation may issue additional series ranking junior to or on a parity with the Series I Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding up of the corporation. The corporation’s common stock and any preferred stock or other equity securities designated as ranking junior to the Series I Preferred Stock are referred to herein as “junior stock.”
iii.So long as any shares of Series I Preferred Stock remain outstanding, unless the full dividends for the then-current Dividend Payment Period on all outstanding shares of Series I Preferred Stock have been paid, or declared and funds set aside therefor, on any day in the immediately succeeding Dividend Payment Period: (a) no dividend whatsoever shall be declared on any junior stock, other than a dividend payable solely in junior stock; and (b) the corporation and its subsidiaries may not purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will the corporation pay to or make available any monies for a sinking fund for the redemption of any junior stock.
iv.On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Series I Preferred Stock and any shares of any class or series or any securities convertible into shares of any class or series of other equity securities designated as ranking on a parity with the Series I Preferred Stock as to payment of dividends (“Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series I Preferred Stock and the Dividend Parity Stock shall be shared: (a) first ratably by the holders of any shares of such other series of Dividend Parity Stock who have the right to receive dividends with respect to Dividend Payment Periods prior to the then-current Dividend Payment Period, in proportion to their respective amounts of the undeclared and unpaid dividends relating to prior Dividend Payment Periods; and (b) thereafter by the holders of the shares of Series I Preferred Stock and the Dividend Parity Stock on a pro rata basis.
v.The corporation will not issue any new series of preferred stock having dividend payment dates that are not a March 31, June 30, September 30 or December 31 (or the next business day, if applicable).
4.Conversion. The Series I Preferred Stock are not convertible into shares of any other class or series of the corporation’s capital stock or any other security.
5.Redemption.
i.Subject to receiving all required regulatory approvals (including prior approval by the Federal Reserve, if required), the Series I Preferred Stock may be redeemed at the option of the corporation, in whole or in part, at any time, or from time to time on or after December 31, 2023 at a redemption price equal to $25,000 per share, plus an amount equal to any declared but unpaid dividends, without accumulation of any undeclared dividends. At any time after the corporation’s good faith determination that an event has occurred that would constitute a “regulatory capital event,” the corporation may at its option, subject to receiving all required regulatory approvals (including prior approval by the Federal Reserve, if required), provide notice of its intent to redeem the Series I Preferred Stock in accordance with the procedures described below, and subsequently redeem in whole, but not in part, prior to December 31, 2023, the shares of Series I Preferred Stock at the time outstanding at a redemption price equal to $25,000 per share, plus an amount equal to any declared but unpaid dividends, without accumulation of any undeclared dividends.

A “regulatory capital event” means the corporation’s reasonable determination that as a result of any: amendment to, clarification of, or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision of the United States that is enacted or becomes effective on or after the Original Issuance Date; proposed change in the laws or regulations of the United States or any political subdivision of the United States that is announced or becomes effective on or after the Original Issuance Date; or official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations of the United States or any political subdivision of the United States that is announced on or after the Original Issuance Date, there is more than an insubstantial risk that the corporation will not be entitled to treat the full liquidation preference amount of all shares of Series I Preferred Stock then outstanding as additional Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series I Preferred Stock is outstanding.

ii.Holders of Series I Preferred Stock do not have any right to require redemption of the Series I Preferred Stock.
iii.The corporation will mail notice of every redemption of the Series I Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Series I Preferred Stock to be redeemed at their respective last addresses appearing on the corporation’s books. The corporation may redeem the Series I Preferred Stock upon not less than 30 and not more than 60 days’ notice, which notice will be irrevocable, at a price of 100% of the liquidation preference of the redeemed Series I Preferred Stock, plus declared but unpaid dividends, if any, to, but excluding, the redemption date. Each notice shall state: (a) the redemption date; (b) the aggregate number of shares of Series I Preferred Stock to be redeemed, and if less than all shares of Series I Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (c) the redemption price; and (d) the place or places where the Series I Preferred Stock is to be redeemed.
iv.If notice of redemption of any shares of Series I Preferred Stock has been duly given and if the funds necessary for such redemption have been irrevocably set aside by us for the benefit of the holders of the shares of Series I Preferred Stock so called for redemption, then, on and after the redemption date, dividends will not accrue on such shares of Series I Preferred Stock, such shares of Series I Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. In case of any redemption of only part of the shares of Series I Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the corporation may determine to be fair and equitable.
6.Status of Reacquired Shares. Shares of Series I Preferred Stock that are redeemed, repurchased or otherwise acquired by the corporation shall not be reissued as shares of Series I Preferred Stock but shall revert to authorized but unissued shares of Preferred Stock and may be reissued as shares of a different series of Preferred Stock in any future designation by the Board of Directors.

7.Liquidation Rights.
i.In the event that the corporation voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of Series I Preferred Stock will be entitled to receive an amount per share referred to as the “Total Liquidation Amount,” equal to the fixed liquidation preference of $25,000 per share, plus any declared and unpaid dividends including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Payment Period to the date of liquidation, without regard to any undeclared dividends. Holders of the Series I Preferred Stock will be entitled to receive the Total Liquidation Amount out of the corporation’s assets that are available for distribution to shareholders of the corporation’s capital stock ranking on a parity on liquidation to the Series I Preferred Stock, after payment or provision for payment of the corporation’s debts and other liabilities, but before any distribution of assets is made to holders of the corporation’s common stock or any other shares ranking, as to that distribution, junior to the Series I Preferred Stock.
ii.If the corporation’s assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series I Preferred Stock and all holders of any shares of the corporation’s stock ranking as to any such distribution on a parity with the Series I Preferred Stock, the amounts paid to the holders of Series I Preferred Stock and to holders of such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount and the aggregate liquidation amount of any such outstanding shares of parity stock.
iii.If the Total Liquidation Amount per share of Series I Preferred Stock has been paid in full to all holders of Series I Preferred Stock and the liquidation preference of any other shares ranking on a parity with the Series I Preferred Stock has been paid in full, the holders of the corporation’s common stock or any other shares ranking, as to such distribution, junior to the Series I Preferred Stock will be entitled to receive all of the corporation’s remaining assets according to their respective rights and preferences.
iv.For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer for cash, shares of stock, securities or other consideration, of all or substantially all of the corporation’s property and assets, nor the consolidation or merger by the corporation with or into any other corporation or by another corporation with or into the corporation, will constitute a liquidation, dissolution or winding-up of the corporation’s affairs.
8.Voting Rights.
Except as required by Ohio law, holders of the Series I Preferred Stock will not have any voting rights and will not be entitled to elect any directors. In situations in which Ohio law requires mandatory voting rights for a class of shares, the corporation will, unless prohibited by Ohio law, treat each series of the corporation’s preferred stock, including the Series I Preferred Stock, as a separate class for voting purposes.

9.Mergers and Consolidations.
The corporation will not effect any merger or consolidation of the corporation with or into any entity other than a corporation, or any merger or consolidation of the corporation with or into any other corporation unless (a) the Series I Preferred Stock remains issued and outstanding following the transaction, (b) holders of Series I Preferred Stock are issued a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having substantially identical voting powers, preferences and special rights, or (c) such merger is approved by a class vote of the holders of Series I Preferred Stock pursuant to the mandatory voting rights provided by Ohio law and as set forth in Section 8 above.

10.Preemptive or Subscription Rights. The holders of the Series I Preferred Stock shall not have any preemptive or subscription rights.
11.Form. The Series I Preferred Stock will be issued only in fully registered form.
c. 4.90% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series J. Twelve Thousand (12,000) shares of the preferred stock of the corporation shall be designated “4.90% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series J.” Each of the Twelve Thousand (12,000) shares of the 4.90% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series J, no par value, shall have a liquidation preference of $25,000 per share, and $300,000,000 in the aggregate, and shall have the rights, preferences and entitlements that follow:
1.Designation. The shares of such series shall be designated as “4.90% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series J” (the “Series J Preferred Stock”).
2.Dividends.
i.Dividends on shares of Series J Preferred Stock will not be mandatory. Holders of the Series J Preferred Stock, in preference to the holders of the corporation’s common stock and of any other shares of the corporation’s stock ranking junior to the Series J Preferred Stock as to payment of dividends, will be entitled to receive, only as and if declared by the Board of Directors, out of funds legally available for payment, cash dividends. Commencing on the original issuance date of the Series J Preferred Stock (the “Original Issuance Date”) through, but excluding September 30, 2019 (the “Fixed Rate Period”), dividends on the Series J Preferred Stock will accrue, on a non-cumulative basis, at an annual rate of 4.90%. Commencing on September 30, 2019 and continuing for so long as any shares of the Series J Preferred Stock remain outstanding (the “Floating Rate Period”), dividends on the Series J Preferred Stock will accrue, on a non-cumulative basis, at an annual rate equal to three-month LIBOR, reset quarterly, plus 3.129%. For the Fixed Rate Period, dividends on the liquidation preference of $25,000 per share of Series J Preferred Stock will be payable, when, as and if declared by the Board of Directors, semi-annually in arrears on each March 31 and September 30 beginning on September 30, 2014 to and including September 30, 2019 (each such date a “Fixed Rate Dividend Payment Date”). For the Floating Rate Period, dividends on the liquidation preference of $25,000 per share of Series J Preferred Stock will be payable, when as and if declared by the Board of Directors, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year beginning on December 31, 2019 (each such date a “Floating Rate Dividend Payment Date” and each Floating Rate Payment Date and each Fixed Rate Payment Date, together referred to as a “Dividend Payment Date”). Each Dividend Payment Date shall relate to the immediately preceding Dividend Payment Period. A “Dividend Payment Period” means each period commencing on, and including, a Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date, except that the first Dividend Payment Period shall commence on, and include, the Original Issuance Date of the Series J Preferred Stock and end on, but exclude, September 30, 2014. Declared dividends, if any, will be paid to holders of record of Series J Preferred Stock on the respective date fixed for that purpose by the Board of Directors in advance of payment of each particular dividend (a “Record Date”). If any Dividend Payment Date or any date fixed for payment upon redemption is not a Business Day, then such payment shall be payable on the next succeeding Business Day without any increase in the amount payable as a result of such postponement.
For the Fixed Rate Period, the dividend payable on the Series J Preferred Stock for any Dividend Payment Period will be computed on the basis of a 360-day year of twelve 30-day months.

For the Floating Rate Period, the dividend accrued for each day (the “Daily Dividend Amount”) will be calculated by dividing the dividend rate in effect for such day by 360 and multiplying the result by the aggregate liquidation preference of the Series J Preferred Stock. The dividend to be paid, when, as and if declared by the Board of Directors, on the Series J Preferred Stock for each quarterly Dividend Payment Period will be calculated by adding the Daily Dividend Amounts for each day in such quarterly Dividend Payment Period. All percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.765435% (or .08765435) being rounded to 8.76544% or .0876544)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

A “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York and Cincinnati, Ohio are permitted or required by any applicable law to close.

“Three-month LIBOR” means, with respect to any quarterly Dividend Payment Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for such three-month period commencing on the first day of that quarterly Dividend Payment Period that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR determination date for that quarterly Dividend Payment Period. If such rate does not appear on Reuters Screen LIBOR01 Page, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for such three-month period commencing on the first day of that quarterly Dividend Payment Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with the corporation), at approximately 11:00 a.m., London time, on the LIBOR determination date for that quarterly Dividend Payment Period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that quarterly Dividend Payment Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that quarterly Dividend Payment Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the LIBOR determination date for that quarterly Dividend Payment Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that quarterly Dividend Payment Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that quarterly Dividend Payment Period will be the same as three-month LIBOR as determined for the immediately preceding Dividend Payment Period. The establishment of three-month LIBOR for each quarterly Dividend Payment Period by the calculation agent shall (in the absence of manifest error) be final and binding.

“Calculation agent” means Wilmington Trust, National Association, or any other firm appointed by Fifth Third, acting as calculation agent. Upon request of the holder of any shares of Series J Preferred Stock, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective for the next quarterly Dividend Payment Period for the Series J Preferred Stock.

“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant quarterly Dividend Payment Period.

“Reuters Screen LIBOR01 Page” means the display designated on the Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

ii.Dividends on shares of Series J Preferred Stock will not be cumulative. Accordingly, if the Board of Directors does not declare a dividend on the Series J Preferred Stock payable in respect of any Dividend Payment Period before the related Dividend Payment Date, such dividend will not accrue and the corporation will have no obligation to pay a dividend for that Dividend Payment Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series J Preferred Stock are declared for any future Dividend Payment Period.
3.Ranking.
i.The Series J Preferred Stock will rank (a) senior to the corporation’s common stock and all other equity securities that the corporation may issue in the future designated as ranking junior to the Series J Preferred Stock; (b) equally with our outstanding Series H and Series I Preferred Stock; and (c) equally with any other shares of preferred stock, and with all other equity securities that the corporation may issue in the future the terms of which provide that such preferred stock or other equity securities shall rank on a parity with the Series J Preferred Stock, in each case with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution and winding-up of the corporation.
ii.The corporation will not issue any series of preferred stock in the future that ranks senior to the Series J Preferred Stock, but the corporation may issue additional series ranking junior to or on a parity with the Series J Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution and winding-up of the corporation. The corporation’s common stock and any preferred stock or other equity securities designated as ranking junior to the Series J Preferred Stock are referred to herein as “junior stock.”
iii.So long as any shares of Series J Preferred Stock remain outstanding, unless the full dividends for the then-current Dividend Payment Period on all outstanding shares of Series J Preferred Stock have been paid, or declared and funds set aside therefor, on any day in the immediately succeeding Dividend Payment Period: (a) no dividend whatsoever shall be declared on any junior stock, other than a dividend payable solely in junior stock; and (b) the corporation and its subsidiaries may not purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will the corporation pay to or make available any monies for a sinking fund for the redemption of any junior stock.
iv.On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Series J Preferred Stock and any shares of any class or series or any securities convertible into shares of any class or series of other equity securities designated as ranking on a parity with the Series J Preferred Stock as to payment of dividends (“Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series J Preferred Stock and the Dividend Parity Stock shall be shared: (a) first ratably by the holders of any shares of such other series of Dividend Parity Stock who have the right to receive dividends with respect to Dividend Payment Periods prior to the then-current Dividend Payment Period, in proportion to their respective amounts of the undeclared and unpaid dividends relating to prior Dividend Payment Periods; and (b) thereafter by the holders of the shares of Series J Preferred Stock and the Dividend Parity Stock on a pro rata basis.
v.The corporation will not issue any new series of preferred stock having dividend payment dates that are not a March 31, June 30, September 30 or December 31 (or the next business day, if applicable).
4.Conversion. The Series J Preferred Stock are not convertible into shares of any other class or series of the corporation’s capital stock or any other security.

5.Redemption.
i.Subject to receiving all required regulatory approvals (including prior approval by the Federal Reserve, if required), the Series J Preferred Stock may be redeemed at the option of the corporation, in whole or in part, at any time, or from time to time on or after September 30, 2019 at a redemption price equal to $25,000 per share, plus an amount equal to any declared but unpaid dividends, without accumulation of any undeclared dividends. At any time after the corporation’s good faith determination that an event has occurred that would constitute a “regulatory capital event,” the corporation may at its option, subject to receiving all required regulatory approvals (including prior approval by the Federal Reserve, if required), provide notice of its intent to redeem the Series J Preferred Stock in accordance with the procedures described below, and subsequently redeem in whole, but not in part, prior to September 30, 2019, the shares of Series J Preferred Stock at the time outstanding at a redemption price equal to $25,000 per share, plus an amount equal to any declared but unpaid dividends, without accumulation of any undeclared dividends.

A “regulatory capital event” means the corporation’s reasonable determination that as a result of any: amendment to, clarification of, or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision of the United States that is enacted or becomes effective on or after the Original Issuance Date; proposed change in the laws or regulations of the United States or any political subdivision of the United States that is announced or becomes effective on or after the Original Issuance Date; or official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations of the United States or any political subdivision of the United States that is announced on or after the Original Issuance Date, there is more than an insubstantial risk that the corporation will not be entitled to treat the full liquidation preference amount of all shares of Series J Preferred Stock then outstanding as additional Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series J Preferred Stock is outstanding.

ii.Holders of Series J Preferred Stock do not have any right to require redemption of the Series J Preferred Stock.
iii.The corporation will mail notice of every redemption of the Series J Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Series J Preferred Stock to be redeemed at their respective last addresses appearing on the corporation’s books. The corporation may redeem the Series J Preferred Stock upon not less than 30 and not more than 60 days’ notice, which notice will be irrevocable, at a price of 100% of the liquidation preference of the redeemed Series J Preferred Stock, plus declared but unpaid dividends, if any, to, but excluding, the redemption date. Each notice shall state: (a) the redemption date; (b) the aggregate number of shares of Series J Preferred Stock to be redeemed, and if less than all shares of Series J Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (c) the redemption price; and (d) the place or places where the Series J Preferred Stock is to be redeemed.
iv.If notice of redemption of any shares of Series J Preferred Stock has been duly given and if the funds necessary for such redemption have been irrevocably set aside by the corporation for the benefit of the holders of the shares of Series J Preferred Stock so called for redemption, then, on and after the redemption date, dividends will not accrue on such shares of Series J Preferred Stock, such shares of Series J Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. In case of any redemption of only part of the shares of Series J Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the corporation may determine to be fair and equitable.
6.Status of Reacquired Shares. Shares of Series J Preferred Stock that are redeemed, repurchased or otherwise acquired by the corporation shall not be reissued as shares of Series J Preferred Stock but shall revert to authorized but unissued shares of Preferred Stock and may be reissued as shares of a different series of Preferred Stock in any future designation by the Board of Directors.
7.Liquidation Rights.
i.In the event that the corporation voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of Series J Preferred Stock will be entitled to receive an amount per share referred to as the “Total Liquidation Amount,” equal to the fixed liquidation preference of $25,000 per share, plus any declared and unpaid dividends including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Payment Period to the date of liquidation, without regard to any undeclared dividends. Holders of the Series J Preferred Stock will be entitled to receive the Total Liquidation Amount out of the corporation’s assets that are available for distribution to shareholders of the corporation’s capital stock ranking on a parity on liquidation to the Series J Preferred Stock, after payment or provision for payment of the corporation’s debts and other liabilities, but before any distribution of assets is made to holders of the corporation’s common stock or any other shares ranking, as to that distribution, junior to the Series J Preferred Stock.
ii.If the corporation’s assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series J Preferred Stock and all holders of any shares of the corporation’s stock ranking as to any such distribution on a parity with the Series J Preferred Stock, the amounts paid to the holders of Series J Preferred Stock and to holders of such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount and the aggregate liquidation amount of any such outstanding shares of parity stock.
iii.If the Total Liquidation Amount per share of Series J Preferred Stock has been paid in full to all holders of Series J Preferred Stock and the liquidation preference of any other shares ranking on a parity with the Series J Preferred Stock has been paid in full, the holders of the corporation’s common stock or any other shares ranking, as to such distribution, junior to the Series J Preferred Stock will be entitled to receive all of the corporation’s remaining assets according to their respective rights and preferences.
iv.For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer for cash, shares of stock, securities or other consideration, of all or substantially all of the corporation’s property and assets, nor the consolidation or merger by the corporation with or into any other corporation or by another corporation with or into the corporation, will constitute a liquidation, dissolution and winding-up of the corporation’s affairs.
8.Voting Rights.
Except as required by Ohio law, holders of the Series J Preferred Stock will not have any voting rights and will not be entitled to elect any directors. In situations in which Ohio law requires mandatory voting rights for a class of shares, the corporation will, unless prohibited by Ohio law, treat each series of the corporation’s preferred stock, including the Series J Preferred Stock, as a separate class for voting purposes.

9.Mergers and Consolidations.
The corporation will not effect any merger or consolidation of the corporation with or into any entity other than a corporation, or any merger or consolidation of the corporation with or into any other corporation unless (a) the Series J Preferred Stock remains issued and outstanding following the transaction, (b) holders of Series J Preferred Stock are issued a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having substantially identical voting powers, preferences and special rights, or (c) such merger is approved by a class vote of the holders of Series J Preferred Stock pursuant to the mandatory voting rights provided by Ohio law and as set forth in Section 8 above.

10.Preemptive or Subscription Rights. The holders of the Series J Preferred Stock shall not have any preemptive or subscription rights.
11.Form. The Series J Preferred Stock will be issued only in fully registered form.
d. 4.95% Non-Cumulative Perpetual Preferred Stock, Series K. Ten Thousand (10,000) shares of the preferred stock of the corporation shall be designated “4.95% Non-Cumulative Perpetual Preferred Stock, Series K.” Each of the Ten Thousand (10,000) shares of the 4.95% Non-Cumulative Perpetual Preferred Stock, Series K, no par value, shall have a liquidation preference of $25,000 per share, and $250,000,000 in the aggregate, and shall have the rights, preferences and entitlements that follow:
1.Designation. The shares of such series shall be designated as the “4.95% Non-Cumulative Perpetual Preferred Stock, Series K” (the “Series K Preferred Stock”).

2.Definitions.
“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York and Cincinnati, Ohio are permitted or required by any applicable law to close.

“Dividend Payment Date” shall have the meaning set forth in Section 3(i) hereof.

“Dividend Payment Period” shall have the meaning set forth in Section 3(i) hereof.

3.Dividends.
i.Dividends on shares of Series K Preferred Stock will not be mandatory. Holders of the Series K Preferred Stock, in preference to the holders of the corporation’s common stock and of any other shares of the corporation’s stock ranking junior to the Series K Preferred Stock as to payment of dividends, will be entitled to receive, only as and if declared by the Board of Directors, out of funds legally available for payment, cash dividends.
Commencing on the original issuance date of the Series K Preferred Stock (the “Original Issuance Date”), dividends on the Series K Preferred Stock will accrue, on a non-cumulative basis, at an annual rate of 4.95%.
Dividends on the liquidation preference of $25,000 per share of Series K Preferred Stock will be payable, when, as and if declared by the Board of Directors, quarterly in arrears on each March 31, June 30, September 30, and December 31 beginning on December 31, 2019 (each such date a “Dividend Payment Date”). Each Dividend Payment Date shall relate to the immediately preceding Dividend Payment Period. A “Dividend Payment Period” means each period commencing on, and including, a Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date, except that the first Dividend Payment Period shall commence on, and include, the Original Issuance Date of the Series K Preferred Stock and end on, but exclude, December 31, 2019. Declared dividends, if any, will be paid to holders of record of Series K Preferred Stock on the respective date fixed for that purpose by the Board of Directors in advance of payment of each particular dividend (a “Record Date”). If any Dividend Payment Date or any date fixed for payment upon redemption is not a Business Day, then such payment shall be payable on the next succeeding Business Day without any increase in the amount payable as a result of such postponement.

The dividend payable on the Series K Preferred Stock for any Dividend Payment Period will be computed on the basis of a 360-day year of twelve 30-day months.

ii.Dividends on shares of Series K Preferred Stock will not be cumulative. Accordingly, if the Board of Directors does not declare a dividend on the Series K Preferred Stock payable in respect of any Dividend Payment Period before the related Dividend Payment Date, such dividend will not accrue and the corporation will have no obligation to pay a dividend for that Dividend Payment Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series K Preferred Stock are declared for any future Dividend Payment Period.
4.Ranking.
i.The Series K Preferred Stock will rank (a) senior to the corporation’s common stock and all other equity securities that the corporation may issue in the future designated as ranking junior to the Series K Preferred Stock; (b) equally with our outstanding Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, and Class B Preferred Stock, Series A; and (c) equally with any other shares of preferred stock, and with all other equity securities that the corporation may issue in the future the terms of which provide that such preferred stock or other equity securities shall rank on a parity with the Series K Preferred Stock, in each case with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution and winding-up of the corporation.
ii.The corporation will not issue any series of preferred stock in the future that ranks senior to the Series K Preferred Stock, but the corporation may issue additional series ranking junior to or on a parity with the Series K Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution and winding-up of the corporation. The corporation’s common stock and any preferred stock or other equity securities designated as ranking junior to the Series K Preferred Stock are referred to herein as “junior stock.”
iii.So long as any shares of Series K Preferred Stock remain outstanding, unless the full dividends for the then-current Dividend Payment Period on all outstanding shares of Series K Preferred Stock have been paid, or declared and funds set aside therefor, on any day in the immediately succeeding Dividend Payment Period: (a) no dividend whatsoever shall be declared on any junior stock, other than a dividend payable solely in junior stock; and (b) the corporation and its subsidiaries may not purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will the corporation pay to or make available any monies for a sinking fund for the redemption of any junior stock.
iv.On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Series K Preferred Stock and any shares of any class or series or any securities convertible into shares of any class or series of other equity securities designated as ranking on a parity with the Series K Preferred Stock as to payment of dividends (“Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series K Preferred Stock and the Dividend Parity Stock shall be shared: (a) first ratably by the holders of any shares of such other series of Dividend Parity Stock who have the right to receive dividends with respect to Dividend Payment Periods prior to the then-current Dividend Payment Period, in proportion to their respective amounts of the undeclared and unpaid dividends relating to prior Dividend Payment Periods; and (b) thereafter by the holders of the shares of Series K Preferred Stock and the Dividend Parity Stock on a pro rata basis.
v.The corporation will not issue any new series of preferred stock having dividend payment dates that are not a March 31, June 30, September 30 or December 31 (or the next business day, if applicable).
5.Conversion. The Series K Preferred Stock are not convertible into shares of any other class or series of the corporation’s capital stock or any other security.
6.Redemption.
i.Subject to receiving all required regulatory approvals (including prior approval by the Federal Reserve, if required), the Series K Preferred Stock may be redeemed at the option of the corporation, in whole or in part, at any time, or from time to time on any Dividend Payment Date on or after September 30, 2024 at a redemption price equal to $25,000 per share, plus an amount equal to any declared but unpaid dividends, without accumulation of any undeclared dividends. At any time after the corporation’s good faith determination that an event has occurred that would constitute a “regulatory capital event,” the corporation may at its option, subject to receiving all required regulatory approvals (including prior approval by the Federal Reserve, if required), provide notice of its intent to redeem the Series K Preferred Stock in accordance with the procedures described below, and subsequently redeem in whole, but not in part, at any time, the shares of Series K Preferred Stock at the time outstanding at a redemption price equal to $25,000 per share, plus an amount equal to any declared but unpaid dividends, without accumulation of any undeclared dividends.
A “regulatory capital event” means the corporation’s reasonable determination that as a result of any: amendment to, clarification of, or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision of the United States that is enacted or becomes effective on or after the Original Issuance Date; proposed change in the laws or regulations of the United States or any political subdivision of the United States that is announced or becomes effective on or after the Original Issuance Date; or official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations of the United States or any political subdivision of the United States that is announced on or after the Original Issuance Date, there is more than an insubstantial risk that the corporation will not be entitled to treat the full liquidation preference amount of all shares of Series K Preferred Stock then outstanding as additional Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series K Preferred Stock is outstanding.

ii.Holders of Series K Preferred Stock do not have any right to require redemption of the Series K Preferred Stock.
iii.The corporation will mail notice of every redemption of the Series K Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the

Series K Preferred Stock to be redeemed at their respective last addresses appearing on the corporation’s books. The corporation may redeem the Series K Preferred Stock upon not less than 30 and not more than 60 days’ notice, which notice will be irrevocable, at a price of 100% of the liquidation preference of the redeemed Series K Preferred Stock, plus declared but unpaid dividends, if any, to, but excluding, the redemption date. Each notice shall state: (a) the redemption date; (b) the aggregate number of shares of Series K Preferred Stock to be redeemed, and if less than all shares of Series K Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (c) the redemption price; and (d) the place or places where the Series K Preferred Stock is to be redeemed.
iv.If notice of redemption of any shares of Series K Preferred Stock has been duly given and if the funds necessary for such redemption have been irrevocably set aside by the corporation for the benefit of the holders of the shares of Series K Preferred Stock so called for redemption, then, on and after the redemption date, dividends will not accrue on such shares of Series K Preferred Stock, such shares of Series K Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. In case of any redemption of only part of the shares of Series K Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the corporation may determine to be fair and equitable.

7.Status of Reacquired Shares. Shares of Series K Preferred Stock that are redeemed, repurchased or otherwise acquired by the corporation shall not be reissued as shares of Series K Preferred Stock but shall revert to authorized but unissued shares of Preferred Stock and may be reissued as shares of a different series of Preferred Stock in any future designation by the Board of Directors.
8.Liquidation Rights.
i.In the event that the corporation voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of Series K Preferred Stock will be entitled to receive an amount per share referred to as the “Total Liquidation Amount,” equal to the fixed liquidation preference of $25,000 per share, plus any declared and unpaid dividends including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Payment Period to the date of liquidation, without regard to any undeclared dividends. Holders of the Series K Preferred Stock will be entitled to receive the Total Liquidation Amount out of the corporation’s assets that are available for distribution to shareholders of the corporation’s capital stock ranking on a parity on liquidation to the Series K Preferred Stock, after payment or provision for payment of the corporation’s debts and other liabilities, but before any distribution of assets is made to holders of the corporation’s common stock or any other shares ranking, as to that distribution, junior to the Series K Preferred Stock.
ii.If the corporation’s assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series K Preferred Stock and all holders of any shares of the corporation’s stock ranking as to any such distribution on a parity with the Series K Preferred Stock, the amounts paid to the holders of Series K Preferred Stock and to holders of such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount and the aggregate liquidation amount of any such outstanding shares of parity stock.
iii.If the Total Liquidation Amount per share of Series K Preferred Stock has been paid in full to all holders of Series K Preferred Stock and the liquidation preference of any other shares ranking on a parity with the Series K Preferred Stock has been paid in full, the holders of the corporation’s common stock or any other shares ranking, as to such distribution, junior to the Series K Preferred Stock will be entitled to receive all of the corporation’s remaining assets according to their respective rights and preferences.
iv.For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer for cash, shares of stock, securities or other consideration, of all or substantially all of the corporation’s property and assets, nor the consolidation or merger by the corporation with or into any other corporation or by another corporation with or into the corporation, will constitute a liquidation, dissolution and winding-up of the corporation’s affairs.
9.Voting Rights.
Except as required by Ohio law, holders of the Series K Preferred Stock will not have any voting rights and will not be entitled to elect any directors. In situations in which Ohio law requires mandatory voting rights for a class of shares, the corporation will, unless prohibited by Ohio law, treat each series of the corporation’s preferred stock, including the Series K Preferred Stock, as a separate class for voting purposes.

10.Mergers and Consolidations.
The corporation will not effect any merger or consolidation of the corporation with or into any entity other than a corporation, or any merger or consolidation of the corporation with or into any other corporation unless (a) the Series K Preferred Stock remains issued and outstanding following the transaction, (b) holders of Series K Preferred Stock are issued a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having substantially identical voting powers, preferences and special rights, or (c) such merger is approved by a class vote of the holders of Series K Preferred Stock pursuant to the mandatory voting rights provided by Ohio law and as set forth in Section 9 above.

11.Preemptive or Subscription Rights. The holders of the Series K Preferred Stock shall not have any preemptive or subscription rights.
12.Form. The Series K Preferred Stock will be issued only in fully registered form.
e. 4.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series L. Fourteen Thousand (14,000) shares of the preferred stock of the corporation shall be designated “4.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series L.” Each of the Fourteen Thousand (14,000) shares of the 4.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series L, no par value, shall have a liquidation preference of $25,000 per share, and $350,000,000 in the aggregate, and shall have the rights, preferences and entitlements that follow:
1.Designation. The shares of such series shall be designated as the “4.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series L” (the “Series L Preferred Stock”).
2.Definitions.
“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York are permitted or required by any applicable law to close.

“Calculation Agent” means any firm appointed by Fifth Third, acting as calculation agent. Upon request of the holder of any shares of Series L Preferred Stock, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective for the next quarterly Dividend Payment Period for the Series L Preferred Stock.

“Dividend Payment Date” shall have the meaning set forth in Section 3(i) hereof.
    “Dividend Payment Period” shall have the meaning set forth in Section 3(i) hereof.

“Dividend Reset Date” means the First Dividend Reset Date and each date falling on the fifth anniversary of the preceding Dividend Reset Date. Dividend Reset Dates, including the First Dividend Reset Date, will not be adjusted for Business Days.

“Dividend Reset Period” means the period commencing on and including the First Dividend Reset Date to, but excluding, the next following Dividend Reset Date and thereafter each period from and including each Dividend Reset Date to, but excluding, the next following Dividend Reset Date.

“First Dividend Reset Date” shall have the meaning set forth in Section 3(i) hereof.

“Five-Year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable:

i.The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing (or, if fewer than five Business Days appear, such number of Business Days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 as of 5:00 p.m. (Eastern Time) (the “Initial Base Rate”); or
ii.If there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S.

treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the Dividend Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturing as close as possible to, but later than, the Dividend Reset Date following the next succeeding Reset Dividend Determination Date, in each case for the five Business Days appearing (or, if fewer than five Business Days appear, such number of business days appearing) in the H.15 as of 5:00 p.m. (Eastern Time); or
iii.If the corporation, in its sole discretion, determines on or prior to the relevant Reset Dividend Determination Date that the Five-Year U.S. Treasury Rate cannot be determined in the manner then applicable for such rate (which, as of the Original Issuance Date, is pursuant to the methods described in clauses (i) or (ii) above) (a “Benchmark Substitution Event”), the corporation may, in its sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the shares of Series L Preferred Stock or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then-applicable base rate (which, as of the Original Issuance Date, is the Initial Base Rate). If the Designee determines that there is such an industry-accepted successor rate, then the “Five-Year U.S. Treasury Rate” shall be such successor rate and, in that case, the Designee may then determine and adjust the Business Day convention, the definition of Business Day and the Reset Dividend Determination date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the then-applicable base rate (which, as of the Original Issuance Date, is the Initial Base Rate) in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If the corporation, in its sole discretion, does not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to then-applicable base rate, then the Five-Year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination date or, if this sentence is applicable with respect to the first Reset Dividend Determination Date, 0.285%.
The applicable dividend rate for each Dividend Reset Period will be determined by the Calculation Agent, as of the applicable Reset Dividend Determination Date. Promptly upon such determination, the Calculation Agent will notify the corporation of the dividend rate for the Dividend Reset Period. The Calculation Agent’s determination of any dividend rate and its calculation of the amount of dividends for any Dividend Period beginning on or after September 30, 2025, and a record maintained by the corporation of any Benchmark Substitution Event and any Adjustments, will be on file at the corporation’s principal offices, will be made available to any holder of Series L Preferred Stock upon request and will be final and binding in the absence of manifest error.

“H.15” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve Board.

“Original Issuance Date” shall have the meaning set forth in Section 3(i) hereof.

“Reset Dividend Determination Date” means, in respect of any Dividend Payment Period during the Dividend Reset Period, the day falling three business days prior to the beginning of such Dividend Payment Period.

3.Dividends.
i.Dividends on shares of Series L Preferred Stock will not be mandatory. Holders of the Series L Preferred Stock, in preference to the holders of the corporation’s common stock and of any other shares of the corporation’s stock ranking junior to the Series L Preferred Stock as to payment of dividends, will be entitled to receive, only as and if declared by the Board of Directors, out of funds legally available for payment, cash dividends. Commencing on the original issuance date of the Series L Preferred Stock (the “Original Issuance Date”) through, but excluding September 30, 2025 (the “First Dividend Reset Date”), dividends on the Series L Preferred Stock will accrue, on a non-cumulative basis, at an annual rate of 4.500%. Commencing on and including the First Dividend Reset Date, for each Dividend Reset Period, dividends on the Series L Preferred Stock will accrue, on a non-cumulative basis, at a rate equal to the Five-Year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date plus 4.215%.
Dividends on the liquidation preference of $25,000 per share of Series L Preferred Stock will be payable, when, as and if declared by the Board of Directors, quarterly in arrears on each March 31, June 30, September 30, and December 31 beginning on September 30, 2020 (each such date a “Dividend Payment Date”). Each Dividend Payment Date shall relate to the immediately preceding Dividend Payment Period. A “Dividend Payment Period” means each period commencing on, and including, a Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date, except that the first Dividend Payment Period shall commence on, and include, the Original Issuance Date of the Series L Preferred Stock and end on, but exclude, September 30, 2020. Declared dividends, if any, will be paid to holders of record of Series L Preferred Stock on the respective date fixed for that purpose by the Board of Directors in advance of payment of each particular dividend (a “Record Date”). If any Dividend Payment Date or any date fixed for payment upon redemption is not a Business Day, then such payment shall be payable on the next succeeding Business Day without any increase in the amount payable as a result of such postponement.

The dividend payable on the Series L Preferred Stock for any Dividend Payment Period will be computed on the basis of a 360-day year of twelve 30-day months.

ii.Dividends on shares of Series L Preferred Stock will not be cumulative. Accordingly, if the Board of Directors does not declare a dividend on the Series L Preferred Stock payable in respect of any Dividend Payment Period before the related Dividend Payment Date, such dividend will not accrue and the corporation will have no obligation to pay a dividend for that Dividend Payment Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series L Preferred Stock are declared for any future Dividend Payment Period.
4.Ranking.
i.The Series L Preferred Stock will rank (a) senior to the corporation’s common stock and all other equity securities that the corporation may issue in the future designated as ranking junior to the Series L Preferred Stock; (b) equally with the corporation’s outstanding Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Class B Preferred Stock, Series A, and Series K Preferred Stock; and (c) equally with any other shares of preferred stock, and with all other equity securities that the corporation may issue in the future the terms of which provide that such preferred stock or other equity securities shall rank on a parity with the Series L Preferred Stock, in each case with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution and winding-up of the corporation.
ii.The corporation will not issue any series of preferred stock in the future that ranks senior to the Series L Preferred Stock, but the corporation may issue additional series ranking junior to or on a parity with the Series L Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution and winding-up of the corporation. The corporation’s common stock and any preferred stock or other equity securities designated as ranking junior to the Series L Preferred Stock are referred to herein as “junior stock.”
iii.So long as any shares of Series L Preferred Stock remain outstanding, unless the full dividends for the then-current Dividend Payment Period on all outstanding shares of Series L Preferred Stock have been paid, or declared and funds set aside therefor, on any day in the immediately succeeding Dividend Payment Period: (a) no dividend whatsoever shall be declared on any junior stock, other than a dividend payable solely in junior stock; and (b) the corporation and its subsidiaries may not purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will the corporation pay to or make available any monies for a sinking fund for the redemption of any junior stock.
iv.On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Series L Preferred Stock and any shares of any class or series or any securities convertible into shares of any class or series of other equity securities designated as ranking on a parity with the Series L Preferred Stock as to payment of dividends (“Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series L Preferred Stock and the Dividend Parity Stock shall be shared: (a) first ratably by the holders of any shares of such other series of Dividend Parity Stock who have the right to receive dividends with respect to Dividend Payment Periods prior to the then-current Dividend Payment Period, in proportion to their respective amounts of the undeclared and unpaid dividends relating to prior Dividend Payment Periods; and (b) thereafter by the holders of the shares of Series L Preferred Stock and the Dividend Parity Stock on a pro rata basis.
v.The corporation will not issue any new series of preferred stock having dividend payment dates that are not a March 31, June 30, September 30 or December 31 (or the next Business Day, if applicable).
5.Conversion. The Series L Preferred Stock are not convertible into shares of any other class or series of the corporation’s capital stock or any other security.
6.Redemption.
i.Subject to receiving all required regulatory approvals (including prior approval by the Federal Reserve, if required), the Series L Preferred Stock may be redeemed at the option of the corporation, in whole or in part, at any time, or from time to time on any Dividend Payment Date on or after September 30, 2025 at a redemption price equal to $25,000 per share, plus an amount equal to any declared but unpaid dividends, without accumulation of any undeclared dividends. At any time after the corporation’s good faith determination that an event has occurred that would constitute a “regulatory capital event,” the corporation may at its option, subject to receiving all required regulatory approvals (including prior approval by the Federal Reserve, if required), provide notice of its intent to redeem the Series L Preferred Stock in accordance with the procedures described below, and subsequently redeem in whole, but not in part, at any time, the shares of Series L Preferred Stock at the time outstanding at a redemption price equal to $25,000 per share, plus an amount equal to any declared but unpaid dividends, without accumulation of any undeclared dividends.
A “regulatory capital event” means the corporation’s reasonable determination that as a result of any: amendment to, clarification of, or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision of the United States that is enacted or becomes effective on or after the Original Issuance Date; proposed change in the laws or regulations of the United States or any political subdivision of the United States that is announced or becomes effective on or after the Original Issuance Date; or official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations of the United States or any political subdivision of the United States that is announced on or after the Original Issuance Date, there is more than an insubstantial risk that the corporation will not be entitled to treat the full liquidation preference amount of all shares of Series L Preferred Stock then outstanding as additional Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series L Preferred Stock is outstanding.

ii.Holders of Series L Preferred Stock do not have any right to require redemption of the Series L Preferred Stock.
iii.The corporation will mail notice of every redemption of the Series L Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the

Series L Preferred Stock to be redeemed at their respective last addresses appearing on the corporation’s books. The corporation may redeem the Series L Preferred Stock upon not less than 5 and not more than 60 days’ notice, which notice will be irrevocable, at a price of 100% of the liquidation preference of the redeemed Series L Preferred Stock, plus declared but unpaid dividends, if any, to, but excluding, the redemption date. Each notice shall state: (a) the redemption date; (b) the aggregate number of shares of Series L Preferred Stock to be redeemed, and if less than all shares of Series L Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (c) the redemption price; and (d) the place or places where the Series L Preferred Stock is to be redeemed.
iv.If notice of redemption of any shares of Series L Preferred Stock has been duly given and if the funds necessary for such redemption have been irrevocably set aside by the corporation for the benefit of the holders of the shares of Series L Preferred Stock so called for redemption, then, on and after the redemption date, dividends will not accrue on such shares of Series L Preferred Stock, such shares of Series L Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. In case of any redemption of only part of the shares of Series L Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the corporation may determine to be fair and equitable.
7.Status of Reacquired Shares. Shares of Series L Preferred Stock that are redeemed, repurchased or otherwise acquired by the corporation shall not be reissued as shares of Series L Preferred Stock but shall revert to authorized but unissued shares of Preferred Stock and may be reissued as shares of a different series of Preferred Stock in any future designation by the Board of Directors.
8.Liquidation Rights.
i.In the event that the corporation voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of Series L Preferred Stock will be entitled to receive an amount per share referred to as the “Total Liquidation Amount,” equal to the fixed liquidation preference of $25,000 per share, plus any declared and unpaid dividends including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Payment Period to the date of liquidation, without regard to any undeclared dividends. Holders of the Series L Preferred Stock will be entitled to receive the Total Liquidation Amount out of the corporation’s assets that are available for distribution to shareholders of the corporation’s capital stock ranking on a parity on liquidation to the Series L Preferred Stock, after payment or provision for payment of the corporation’s debts and other liabilities, but before any distribution of assets is made to holders of the corporation’s common stock or any other shares ranking, as to that distribution, junior to the Series L Preferred Stock.
ii.If the corporation’s assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series L Preferred Stock and all holders of any shares of the corporation’s stock ranking as to any such distribution on a parity with the Series L Preferred Stock, the amounts paid to the holders of Series L Preferred Stock and to holders of such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount and the aggregate liquidation amount of any such outstanding shares of parity stock.
iii.If the Total Liquidation Amount per share of Series L Preferred Stock has been paid in full to all holders of Series L Preferred Stock and the liquidation preference of any other shares ranking on a parity with the Series L Preferred Stock has been paid in full, the holders of the corporation’s common stock or any other shares ranking, as to such distribution, junior to the Series L Preferred Stock will be entitled to receive all of the corporation’s remaining assets according to their respective rights and preferences.
iv.For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer for cash, shares of stock, securities or other consideration, of all or substantially all of the corporation’s property and assets, nor the consolidation or merger by the corporation with or into any other corporation or by another corporation with or into the corporation, will constitute a liquidation, dissolution and winding-up of the corporation’s affairs.
9.Voting Rights.
Except as required by Ohio law, holders of the Series L Preferred Stock will not have any voting rights and will not be entitled to elect any directors. In situations in which Ohio law requires mandatory voting rights for a class of shares, the corporation will, unless prohibited by Ohio law, treat each series of the corporation’s preferred stock, including the Series L Preferred Stock, as a separate class for voting purposes.
10.Mergers and Consolidations.
11.The corporation will not affect any merger or consolidation of the corporation with or into any entity other than a corporation, or any merger or consolidation of the corporation with or into any other corporation unless (a) the Series L Preferred Stock remains issued and outstanding following the transaction, (b) holders of Series L Preferred Stock are issued a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having substantially identical voting powers, preferences and special rights, or (c) such merger is approved by a class vote of the holders of Series L Preferred Stock pursuant to the mandatory voting rights provided by Ohio law and as set forth in Section 9 above.
12.Preemptive or Subscription Rights. The holders of the Series L Preferred Stock shall not have any preemptive or subscription rights.
13.Form. The Series L Preferred Stock will be issued only in fully registered form.
f. With respect to all other shares of preferred stock of the corporation:
1.Each share of the preferred stock shall entitle the holder thereof to no voting rights, except as otherwise required by law or except as otherwise provided by the Board of Directors in order to comply with the terms required for shares of preferred stock issued in connection with any capital purchase program(s) authorized by the Emergency Economic

Stabilization Act of 2008 (“EESA”) and implemented by the United States Department of the Treasury.
2.The dividend rights of the preferred stock shall be non-cumulative, except as otherwise provided by the Board of Directors.
3.The Board of Directors shall have the right to adopt amendments to these Articles of Incorporation in respect of any unissued or treasury shares of the preferred stock and thereby fix or change: the division of such shares into series and the designation and authorized number of shares of each series; the dividend rate; whether dividend rights shall be cumulative or non-cumulative; the dates of payment of dividends and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements, conversion rights and restrictions on the issuance of such shares or any series thereof; provided however, except for the foregoing variations which the Board of Directors are authorized to fix or change, all of the express terms of different series of such shares be identical.
Upon the adoption of any amendment pursuant to the foregoing authority, a certificate signed by the president or a vice president and by a secretary or an assistant secretary, containing a copy of the resolution adopting the amendment and a statement of the manner and basis of its adoption, shall be accompanied by the fees then required by law, before the corporation shall have the rights to issue any of such shares.

3.     Five Hundred Thousand (500,000) shares of class B preferred stock, without par value (“Class B Preferred Stock”).
(a)

Section 1.    Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Class B Preferred Stock a series of Class B Preferred Stock designated as the “6.00% Non-Cumulative Perpetual Class B Preferred Stock, Series A” (the “Series A Class B Preferred Stock”). The authorized number of shares of Series A Class B Preferred Stock shall be 200,000 shares, with no par value, having a liquidation preference of $1,000 per share. The number of shares constituting Series A Class B Preferred Stock may be increased from time to time in accordance with Ohio law up to the maximum number of shares of Class B Preferred Stock authorized to be issued under these Articles of Incorporation, as amended or supplemented, less all shares at the time authorized of any other series of Class B Preferred Stock, and any such additional shares of Series A Class B Preferred Stock would form a single series with the shares of Series A Class B Preferred Stock already then issued. Shares of Series A Class B Preferred Stock will be dated the date of issue. Shares of outstanding Series A Class B Preferred Stock that are redeemed, purchased or otherwise acquired by the corporation, or converted into another series of Class B Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Class B Preferred Stock undesignated as to series.
Section 2.    Definitions. The following terms are used in this Amendment as defined below:

(a)    “Business Day” means any weekday that is not a legal holiday in New York, New York and that is not a day on which banking institutions in New York, New York or Cincinnati, Ohio are closed.
(b)    “Class B Series A Dividend Payment Date” has the meaning set forth in Section 4(b).
(c)    “Common Stock” means the common stock, with no par value, of the Corporation.
(d)    “DTC” means The Depository Trust Company.
(e)    “Nonpayment Event” has the meaning set forth in Section 7(d).
(f)    “Original Issue Date” means the date of issue of the Series A Class B Preferred Stock.
(g)    “Preferred Stock Directors” has the meaning set forth in Section 7(d).
(h)    “Regulatory Capital Treatment Event” means the good faith determination by the corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series A Class B Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series A Class B Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series A Class B Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series A Class B Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy regulations and guidelines of Regulation Q of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series A Class B Preferred Stock is outstanding.
(i)    “Series A Dividend Period” means the period from and including a Class B Series A Dividend Payment Date to but excluding the next Class B Series A Dividend Payment Date, except that the initial Series A Dividend Period will commence on and include August 25, 2019 and will end on and include September 29, 2019.
(j)    “Series A Class B Junior Securities” has the meaning set forth in Section 3(a).
(k)    “Series A Class B Parity Securities” has the meaning set forth in Section 3(b).
(l)    “Series A Class B Senior Securities” has the meaning set forth in Section 3(c).
(m)    “Voting Parity Stock” has the meaning set forth in Section 7(d).

Section 3.    Ranking. The shares of Series A Class B Preferred Stock shall rank:
(a)    senior, as to dividends and, upon liquidation, dissolution or winding up of the corporation, in the distribution of assets, to the Common Stock, and to any other class or series of capital stock of the corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Series A Class B Preferred Stock as to dividends and upon liquidation, dissolution and winding up of the Corporation, in the distribution of assets, as the case may be (collectively, the “Series A Class B Junior Securities”);
(b)    on a parity, as to dividends and, upon liquidation, dissolution or winding up of the Corporation, in the distribution of assets, with the corporation’s outstanding Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock and any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series A Class B Preferred Stock as to dividends and, upon liquidation, dissolution or winding up of the corporation, in the distribution of assets, as the case may be (collectively, the “Series A Class B Parity Securities”); and
(c)    junior, to each other class or series of capital stock of the corporation, now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks senior to the Series A Class B Preferred Stock as to dividends or, upon liquidation, dissolution or winding up of the corporation, in the distribution of assets (collectively, the “Series A Class B Senior Securities”).
The corporation may authorize and issue additional shares of Series A Class B Junior Securities and Series A Class B Parity Securities without the consent of the holders of the Series A Class B Preferred Stock.
Section 4.    Dividends.
(a)    Holders of Series A Class B Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of assets legally available for the payment of dividends under Ohio law, non-cumulative cash dividends based on the liquidation preference of the Series A Class B Preferred Stock at a rate equal to 6.00% per annum for each Series A Dividend Period from the Original Issue Date of the Series A Class B Preferred Stock to, but excluding, the redemption date of the Series A Class B Preferred Stock, if any.
(b)    If declared by the Board of Directors or a duly authorized committee of the Board of Directors, dividends will be payable on the Series A Class B Preferred Stock (each such date, a “Class B Series A Dividend Payment Date”) quarterly, in arrears, on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2019. If any Class B Series A Dividend Payment Date is not a Business Day, then the payment will be made on the next Business Day without any adjustment to the amount of dividends paid.

(c)    Dividends will be payable to holders of record of Series A Class B Preferred Stock as they appear on the corporation’s books on the applicable record date, which shall be the 15th calendar day before the applicable Class B Series A Dividend Payment Date, or such other record date, no earlier than 30 calendar days before the applicable Class B Series A Dividend Payment Date, as shall be fixed by the Board of Directors or a duly authorized committee of the Board of Directors.
(d)    Dividends payable on Series A Class B Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series A Class B Preferred Stock will cease to accrue on the redemption date, if any, unless the Corporation defaults in the payment of the redemption price of the Series A Class B Preferred Stock called for redemption.
(e)    Dividends on the Series A Class B Preferred Stock will not be cumulative. If the Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend on the Series A Class B Preferred Stock in respect of a Series A Dividend Period, then no dividend shall be deemed to have accrued for such Series A Dividend Period, be payable on the applicable Class B Series A Dividend Payment Date or be cumulative, and the corporation will have no obligation to pay any dividend for that Series A Dividend Period, whether or not the Board of Directors or a duly authorized committee of the Board of Directors declares a dividend for any future Series A Dividend Period with respect to the Series A Class B Preferred Stock or any other class or series of the Corporation’s Preferred Stock.
(f)    So long as any share of Series A Class B Preferred Stock remains outstanding, unless the full dividends for the most recently completed Series A Dividend Period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series A Class B Preferred Stock, during a Series A Dividend Period:
(i)    no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Series A Class B Junior Securities (other than (A) a dividend payable solely in Series A Class B Junior Securities or (B) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan);
(ii)    no shares of Series A Class B Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the corporation, directly or indirectly (other than (A) as a result of a reclassification of Series A Class B Junior Securities for or into other Series A Class B Junior Securities, (B) the exchange or conversion of one share of Series A Class B Junior Securities for or into another share of Series A Class B Junior Securities, (C) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series A Class B Junior Securities, (D) purchases, redemptions or other acquisitions of shares of Series A Class B Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (E)

purchases of shares of Series A Class B Junior Securities pursuant to a contractually binding requirement to buy Series A Class B Junior Securities existing prior to the most recently completed Series A Dividend Period, including under a contractually binding stock repurchase plan or (F) the purchase of fractional interests in shares of Series A Class B Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and
(iii)    no shares of Series A Class B Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the corporation, other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Class B Preferred Stock and such Series A Class B Parity Securities, except by conversion into or exchange for Series A Class B Junior Securities, it being understood that the shares of any class or series of Series A Class B Parity Securities may be redeemed in whole or in part so long as an offer is made to purchase the same portion of the Series A Class B Preferred Stock and all other classes or series of Series A Class B Parity Securities as the portion of the class or series of Series A Class B Parity Securities being so redeemed.
(g)    When dividends are not paid in full upon the shares of Series A Class B Preferred Stock and Series A Class B Parity Securities, if any, all dividends declared upon shares of Series A Class B Preferred Stock and Series A Class B Parity Securities, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Series A Class B Preferred Stock, and accrued dividends, including any accumulations, on Series A Class B Parity Securities, if any, bear to each other for the then current Class B Series A Dividend Period. Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the Common Stock and any other Series A Class B Junior Securities or any Series A Class B Parity Securities from time to time out of any assets legally available for such payment, and the holders of Series A Class B Preferred Stock shall not be entitled to participate in any such dividend.
(h)    Dividends on the Series A Class B Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause the corporation to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.
Section 5.    Liquidation.
(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, holders of Series A Class B Preferred Stock are entitled to receive out of assets of the corporation available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any Series A Class B Senior Securities, before any distribution of assets is made to holders of Common Stock or any other Series A Class B Junior Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends. Holders of Series A Class B Preferred Stock will not be entitled to any other amounts from the corporation after they have received their full liquidating distribution.
(b)    In any such distribution, if the assets of the corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series A Class B Preferred Stock and all holders of Series A Class B Parity Securities, if any, as to such distribution with the Series A Class B Preferred Stock, the amounts paid to the holders of Series A Class B Preferred Stock and to the holders of all Series A Class B Parity Securities, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series A Class B Preferred Stock and Series A Class B Parity Securities, if any, the holders of the corporation’s Series A Class B Junior Securities shall be entitled to receive all remaining assets of the corporation according to their respective rights and preferences.
(c)    For purposes of this section, the merger or consolidation of the corporation with any other entity, including a merger or consolidation in which the holders of Series A Class B Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the corporation.
Section 6.    Redemption.
(a)    Series A Class B Preferred Stock is perpetual and has no maturity date. Series A Class B Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. On and after November 25, 2022, Series A Class B Preferred Stock will be redeemable at the option of the corporation, in whole or in part, from time to time, on any Class B Series A Dividend Payment Date, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, on the shares of Series A Class B Preferred Stock called for redemption, to but excluding the redemption date, upon notice given as provided in Subsection (b) below. Holders of Series A Class B Preferred Stock will have no right to require the redemption or repurchase of Series A Class B Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series A Class B Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, on the shares of Series A Class B Preferred Stock called for redemption, to but excluding the redemption date, upon notice given as provided in Subsection (b) below.
(b)    If shares of Series A Class B Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series A Class B Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing Series A Class B Preferred Stock are held in book-entry form through DTC, the corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares of Series A Class B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series A Class B Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series A Class B Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the corporation for the benefit of the holders of any shares of Series A Class B Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series A Class B Preferred Stock, and such shares of Series A Class B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series A Class B Preferred Stock will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, to but excluding the redemption date.
(c)    In case of any redemption of only part of the shares of Series A Class B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Class B Preferred Stock shall be redeemed from time to time.
(d)    Any redemption of the Series A Class B Preferred Stock is subject to receipt by the Corporation of any required prior approval by the Board of Governors of the Federal Reserve System (including any successor appropriate federal banking agency) and to the satisfaction of any conditions set forth in the capital regulations or guidelines of the Board of Governors of the Federal Reserve System (including any successor appropriate federal banking agency) applicable to redemption of the Series A Class B Preferred Stock.
Section 7.    Voting Rights.
(a)    Except as provided below or elsewhere in these Articles of Incorporation or as expressly required by applicable law, the holders of shares of Series A Class B Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock.
(b)    For as long as the Series A Class B Preferred Stock is outstanding, the Series A Class B Preferred Stock shall vote together with the Common Stock as a single class on all matters on which the holders of Common Stock are entitled to vote pursuant to these Articles of Incorporation, the holders of the Series A Class B Preferred Stock being entitled to twenty-four votes for each share of such Series A Class B Preferred Stock standing in the holder’s name of the books of the corporation and the holders of Common Stock being entitled to one vote per share of Common Stock.
(c)    So long as any shares of Series A Class B Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series A Class B Preferred Stock at the time outstanding, voting separately as a class, shall be required to:

(i) amend, alter or repeal the provisions of these Articles of Incorporation, or the corporation’s code of regulations, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or special rights of the Series A Class B Preferred Stock; provided, that any of the following will not be deemed to adversely affect such powers, preferences, privileges or special rights: (A) increases in the amount of the authorized Common Stock or, except as provided in subclause (ii), preferred stock or Class B Preferred Stock; (B) increases or decreases in the number of shares of any series of preferred stock or Class B Preferred Stock, which series is of Series A Class B Parity Securities or Series A Class B Junior Securities; or (C) the authorization, creation and issuance of other classes or series of capital stock (or securities convertible or exchangeable into such capital stock), which series or class is of Series A Class B Parity Securities or Series A Class B Junior Securities; (ii) amend or alter these Articles of Incorporation to authorize or increase the authorized amount of or issue shares of any class or series of stock, or reclassify any of the corporation’s authorized capital stock into any shares of capital stock, ranking senior to the Series A Class B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the corporation or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock; or (iii) consummate a binding share exchange, a reclassification involving the Series A Class B Preferred Stock or a merger or consolidation of the corporation with or into another entity, provided, however, that the holders of Series A Class B Preferred Stock will have no right to vote under this clause (iii) if in each case: (A) the Series A Class B Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the corporation is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent); and (B) the Series A Class B Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Series A Class B Preferred Stock, taken as a whole. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Class B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the corporation for the benefit of the holders of Series A Class B Preferred Stock to effect such redemption.
(d)    If and whenever dividends payable on Series A Class B Preferred Stock shall have not been paid in an aggregate amount equal to full dividends for six or more Series A Dividend Periods (whether or not consecutive) (a “Nonpayment Event”), the authorized number of directors then constituting the Board of Directors shall be automatically increased by two and the holders of Series A Class B Preferred Stock, together with the holders of any other class or series of outstanding preferred stock or Class B Preferred Stock upon which similar voting rights as described in this subsection have been conferred and are exercisable with respect to such matter (any such other class or series being herein referred to as “Voting Parity Stock”), voting together as a single class in proportion to their respective liquidation preferences, shall be entitled to elect by a plurality of the votes cast the two additional directors (the “Preferred Stock Directors”); provided that it shall be a qualification for election for any Preferred Stock Director that the election of such director shall not cause the corporation to violate the corporate governance requirements of any securities exchange or other trading facility on which securities of the corporation may then be listed or traded that listed or traded companies must have a majority of independent directors; provided, further, that the Board of Directors shall at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to their voting rights.
In the event that the holders of Series A Class B Preferred Stock and the holders of such Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of shares representing at least 20% of the combined liquidation preference of the Series A Class B Preferred Stock and each series of Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series A Class B Preferred Stock or Voting Parity Stock, and delivered to the Corporate Secretary of the corporation in such manner as provided for in Section 13 below, or as may otherwise be required by applicable law. If the Corporate Secretary of the corporation fails to call a special meeting for the election of the Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series A Class B Preferred Stock may call such a meeting at the corporation’s expense solely for the election of the Preferred Stock Directors, and for this purpose only such Series A Class B Preferred Stock holder shall have access to the corporation’s stock ledger. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as provided below.
Any Preferred Stock Director may be removed at any time without cause by the holders of record of shares of Series A Class B Preferred Stock and Voting Parity Stock representing at least a majority of the combined liquidation preference of the Series A Class B Preferred Stock and each series of Voting Parity Stock then outstanding, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by a plurality of the votes cast by the holders of the outstanding shares of Series A Class B Preferred Stock and such Voting Parity Stock, voting as a single class in proportion to their respective liquidation preferences. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.
When dividends have been paid in full on the Series A Class B Preferred Stock for at least four consecutive Series A Dividend Periods, then the right of the holders of Series A Class B Preferred Stock to elect the Preferred Stock Directors shall terminate (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series A Class B Preferred Stock and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.
(e)    Except as expressly provided in this Section 7, each holder of Series A Class B Preferred Stock shall have one vote per share on any matter on which holders of Series A Class B Preferred Stock are entitled to vote under this Section 7. The holders of the Series A Class B Preferred Stock shall have exclusive voting rights on any amendment to these Articles of Incorporation that would alter only the contract rights, as expressly set forth in these Articles of Incorporation, of the Series A Class B Preferred Stock.
Section 8.    Conversion Rights. The holders of shares of Series A Class B Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the corporation.
Section 9.    Preemptive Rights. The holders of shares of Series A Class B Preferred Stock will have no preemptive rights with respect to any shares of the corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.
Section 10.    Certificates. The corporation may at its option issue shares of Series A Class B Preferred Stock without certificates.
Section 11.    Transfer Agent. The duly appointed transfer agent for the Series A Class B Preferred Stock shall be American Stock Transfer & Trust Company, LLC. The corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the corporation and the transfer agent; provided that the corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series A Class B Preferred Stock.
Section 12.    Registrar. The duly appointed registrar for the Series A Class B Preferred Stock shall be American Stock Transfer & Trust Company, LLC. The corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the corporation and the registrar; provided that the corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series A Class B Preferred Stock.
Section 13.    Notices. All notices or communications in respect of the Series A Class B Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the articles of incorporation or code of regulations of the corporation or by applicable law. Notwithstanding the foregoing, if shares of Series A Class B Preferred Stock or depositary shares representing an interest in shares of Series A Class B Preferred Stock are issued or held in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders thereof at such time and in any manner permitted by such facility.

(b)
With respect to all shares of Class B Preferred Stock of the corporation, the Board of Directors shall have the right to adopt amendments to these articles of incorporation in respect of any unissued or treasury shares of the Class B Preferred Stock and thereby fix or change: (1) dividend or distribution rights, which may be cumulative or noncumulative; at a specified rate amount, or proportion; with or without further participation rights; and in preference to, junior to, or on a parity in whole or in part with dividend or distribution rights of shares of any other class; (2) liquidation rights, preferences, and price; (3) redemption rights and price; (4) sinking fund requirements, which may require the corporation to provide a sinking fund out of earnings or otherwise for the purchase or redemption of the shares or for dividends or distributions on them; (5) voting rights, which may be full, limited, or denied, except as otherwise required by law; (6) pre-emptive rights, or the denial or limitation of them; (7) conversion rights; (8) restrictions on the issuance of shares; (9) rights of alteration of express terms; (10) the division of any class of shares into series; (11) the designation and authorized number of shares of each series; (12) any other relative, participating, optional, or other special rights and privileges of, and qualifications or restrictions on, the rights of holders of shares of any class or series of Class B Preferred Stock; provided however, that all shares of a series shall have express terms identical with those of other shares of the same series.
Upon the adoption of any amendment pursuant to the foregoing authority, a certificate containing a copy of the resolution adopting the amendment and a statement of the manner and basis of its adoption shall be signed and filed with the Secretary of State in accordance with Ohio law.

(B)    The Board of Directors may, from time to time, determine the time when, the terms under which, and the considerations for which the corporation issues, disposes of, or receives subscriptions for its shares of any class or series thereof, including treasury shares. Payment for shares shall be made with money or other property of any description, or any interest therein, actually transferred to the corporation, or labor or services actually rendered to the corporation.

FIFTH: The corporation, by its Board of Directors, may, subject to these Articles of Incorporation, purchase, repurchase, redeem or otherwise acquire the shares of any class issued by it, at such times and on such terms as they shall determine to be in the best interests of the corporation. All shares of the corporation purchased, redeemed or otherwise acquired, unless the Board of Directors or the laws of the State of Ohio specifically provide otherwise, shall be held as treasury shares. Provided, however, that this Article Fifth shall not create authority in the Board of Directors to cause an involuntary redemption of the shares of the common stock.

SIXTH: The Board of Directors shall have the right, to the extent permitted by law: (i) to fix, determine and vary the amount of stated capital of the corporation; (ii) to determine whether any, and if any, what part of the surplus of the corporation, however created or arising, shall be used, disposed of or declared in dividends or paid to the stockholders; and (iii) without action by the stockholder, to use and apply the surplus of the corporation, or any part thereof, at any time or from time to time, in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness, or other securities of the corporation, to such extent of in such amount, in such manner and upon such terms as the Board of Directors shall determine expedient.

SEVENTH: No holder of any share or shares of any class issued by the corporation shall be entitled as such, as a matter of right, at any time, to subscribe for or purchase (i) shares of any class issued by the corporation, now or hereafter authorized, (ii) securities of the corporation convertible into or exchangeable for shares of any class issued by the corporation, now or hereafter authorized, or (iii) securities of the corporation to which shall be attached or appertain any rights or options, whether by the terms of such securities or in the contracts, warrants or other instruments (whether transferable or non-transferable or separable or inseparable from such securities) evidencing such rights or options, entitling the holders thereof to subscribe for or purchase shares of any class issued by the corporation, now or hereafter authorized; it being the intent and is the effect of this Article Seventh to fully eliminate any and all pre-emptive rights with respect to the shares of any class issued by the corporation, now or hereafter authorized.

EIGHTH: No shareholder of the corporation shall have the right to vote cumulatively in the election of directors of the corporation. At each meeting of shareholders for the election of directors, each nominee who receives a majority of the votes cast with respect to his/her election shall be elected as a director; provided, however, that if the election is contested, then the nominees receiving the greatest number of votes “for” his/her election shall be elected. For purposes of this Article EIGHTH, a majority of votes cast means that the number of shares voted “for” a director’s election must exceed the number of shares voted “against” his/her election, with abstentions and broker non-votes being disregarded. An election shall be considered “contested” if the number of nominees exceeds the number of directors to be elected by the class(es) of shares eligible to vote in such election.

NINTH: Notwithstanding any provision of Ohio law now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise a designated proportion (but less than all) of the voting power of the corporation or of any class or classes of shares of the corporation, such action, unless otherwise expressly required by a provision of Ohio law that cannot be altered by these articles of incorporation, by another provision of these articles of incorporation or by the code of regulations of the corporation, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes of shares of the corporation on such action.

TENTH: These Amended Articles of Incorporation supersede and take the place of the existing Amended Articles of Incorporation.